As filed with the Commission on December 13, 2005.
Registration No. 333-128822

                         U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                     FORM SB-2/A-3
                   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 NORTHTECH CORPORATION
                 -----------------------------------------------------------
                    Exact name of registrant as specified in its charter

		Nevada			      7380              20-2842514
      ----------------------------   ----------------	   -----------------
      (State or other jurisdiction  (Primary Standard	   (IRS Employer
        of incorporation or             Industrial       Identification No.)
           organization)	        Classification
                                       Code Number)


                            Suite 421 - 1917 West 4th Avenue
                              Vancouver BC, Canada, V6J 1M7
                                     604-689-4088
     -----------------------------------------------------------------------
            Address, including zip code, and telephone number, including area code of principal executive offices

                               Michael M. Kessler, Esq.
                            Law Office of Michael M. Kessler
                                 4900 Paloma Avenue
                            Carmichael, California  95608
                              Telephone: (916) 239-4000
                                 Fax: (916) 239-4008
        --------------------------------------------------------------------
          Name, address, including zip code, and telephone number, including area code, of agent for service

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]



If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

                       CALCULATION OF REGISTRATION FEE
                       -------------------------------
Title of          Number       Proposed     Proposed
each Class        of           Offering     Maximum       Amount of
of Securities     Shares       Price        Aggregate     Registration
to be             to be        per Unit     Offering      Fee (1)
Registered        Registered   (3)          Amount(2)
----------------------------------------------------------------------
Units             2,000,000    $.05        $  100,000     $        -

Common Stock      2,000,000    $.05        $  100,000     $    11.77

Warrants          2,000,000    $.25        $  500,000     $        -
Common Stock
Underlying
Purchase
Warrants          2,000,000   $ .25        $  500,000     $    58.85
-----------------------------------------------------------------------
Total             4,000,000                $  600,000     $    70.62
-----------------------------------------------------------------------

(1) Registration fee has been paid via Fedwire in connection with this registration.

(2) We intend to offer, on a best efforts basis, 2,000,000 Units of our common stock. One Unit consists of one share of common stock and one warrant. In the event we do not sell all of the Units before the expiration date of the offering, all funds raised will be returned promptly to the subscribers without deductions or interest.

(3) This is an initial offering and no current trading market exists for our common stock.

(4) The Units will be offered at a fixed price of $.05 per Unit. The warrants will be exercisable for a period of three years from the effective date of this offering for $.25 per warrant.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.







                              PROSPECTUS
                        NORTHTECH CORPORATION
                    2,000,000 Units of Common Stock
                            $.05 Per Unit

This is the initial offering of common stock of NorthTech Corporation and no public market currently exists for our common stock. NorthTech Corporation is offering for sale a total of 2,000,000 Units of common stock, on a "self-underwritten" basis, which means our officers and directors will attempt to sell the shares. The Units will be offered at a fixed price of $.05 per Unit for a period of 180 days from the date of this prospectus. Each
Unit consists of one share of common stock and one Common Stock Purchase Warrant. Each Common Stock Purchase Warrant will entitle the holder to purchase one share of common stock at a price of $.25 per share for a period of three (3) years from the date of this offering. There is no required minimum number of shares to be purchased by any individual purchaser. This is an "all-or-nothing" offering, which means that we will have to sell all of the shares before we can use any of the proceeds. In the event we do not sell all of the shares and raise all of the proceeds before the expiration date of the offering, all funds raised will be returned promptly to subscribers, without deductions or interest. The Units will be offered on our behalf by Cecelia Pineda, our sole officer and director, who will receive no commissions or proceeds.

NorthTech Corporation is a development stage, start up company and any investment in the Units offered herein involves a high degree of risk. You should only purchase Units if you can afford a complete loss of your investment. There is presently no public market for the securities being offered in this prospectus. While we do intend to apply for quotation in the Over-the-Counter Bulletin Board following completion of this offering and implementation of our business plans, we cannot guarantee that our application will be approved and our stock listed and quoted for sale on any public market. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS
PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 8.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------
                            Public     Underwriting   Proceeds
                            Offering   or Sales       to Us (1)
                            Price      Commissions
                            Per Unit
--------------------------------------------------------------------------
Common Stock                $.05          0           $100,000
Aggregate Offering

Common stock underlying     $.25          0           $500,000 (2)
Purchase Warrants
--------------------------------------------------------------------------

1. The proceeds to us are shown before deduction for legal, accounting, printing and other expenses, estimated at $10,000.

2. Assumes exercise of all warrants within a 3-year exercise period; however, there no guarantee that any or all of the warrants will ever be exercised.





The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              Subject to Completion, Dated          , 2005




                            TABLE OF CONTENTS
                                                             Page  No.

SUMMARY OF PROSPECTUS. . . . . . . . . . . . . . . . .  . . . . . .5
RISK FACTORS . . . . . . . . . . . . . . . . . . . . .  . . . . . .6
RISKS ASSOCIATED WITH OUR COMPANY. . . . . . . . . . .. . . . . . .6
RISKS ASSOCIATED WITH THIS OFFERING . . . . . . . . . .. . . . . . 9
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . .  . . . . . 11
DETERMINATION OF OFFERING PRICE. . . . . . . . . . . .  . . . . . 12
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES. . . . .  . . . . . 12
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . .  . . . . . 14
     Terms of the Offering . . . . . . . . . . . . . .  . . . . . 14
     Procedure for Subscribing . . . . . . . . . . . .  . . . . . 15
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . .. . . . . .15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS . . .15
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . .  . . 16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . .17
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . .. . 17
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .. . 18
DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . 19
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION OR PLAN OF OPERATION . . . . . . . . . . . . . . . . . .24
DESCRIPTION OF PROPERTY. . . . . . . . . . . . . .. . . . . . . . 29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . .29
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS . . . . .29
EXPERTS AND LEGAL COUNSEL. . . . . . . . . . . . . . . . . . . . .32
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . .. . . . .32
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . .32






















                        NORTHTECH CORPORATION
                    Suite 421 - 1917 West 4th Avenue
                        Vancouver BC, V6J 1M7

                       SUMMARY OF PROSPECTUS
                       =====================
To obtain full and complete information about our company, it is important to read the following summary, together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," and "NorthTech" are to NorthTech Corporation.

General Information about Our Company
-------------------------------------
NorthTech Corporation was incorporated in the State of Nevada on May 13, 2005. We were formed to develop, expand and market two web-based database programs - one for small business and the second for community sports teams or groups. We currently have no patents on our programs and no patents pending. Our only asset as of the date of the filing of this prospectus is our cash in the bank of $2,424. We have an accumulated deficit of $10,846 as of the date of the filing of this prospectus.

We plan to develop/expand and market two database programs: one for small business, designed to help them develop, maintain and keep control of their customer base and information, and one for community groups or sports teams, designed to organize the registration process for enrollees. If we are successful in marketing these two programs, we will expand our offerings to develop other database programs.

We are in the development stage and have not yet generated any revenues. We are wholly dependent on the receipt of the proceeds of the offering in order to continue developing our programs and fully implement our business plans.

Our office is located in Vancouver BC, Canada, V6J 1M7 at Suite 421 - 1917 West 4th Avenue. Our registered statutory office is located at 711 S. Carson Street, Suite 4, Carson City, Nevada 89701. Our fiscal year end is
December 31.

The Offering
------------
Following is a brief summary of this offering.

Securities Being Offered        2,000,000 Units of common stock for $.05 per
                                Unit. Each Unit consists of one share of common stock and one Common Stock Purchase
                                Warrant.

Offering Period                 The Units are offered for a period of six
                                months (180 days).

Offering Proceeds               This is an "all-or-none" offering, which
                                means if we do not sell all of the Units before the expiration date of the offering, all funds raised will be returned promptly to the subscribers without deductions or interest. The proceeds received will not be held in an escrow or trust account;
                                however, we do not intend to use any of the funds unless and until all Units are sold and all funds are received.

Net Proceeds to Us              Approximately $90,000 after deduction of the
                                expenses of this offering.

                                After three years - $500,000 (Assuming
                                exercise of all Warrants, of which there is no assurance).

Use of Proceeds                 We intend to use the proceeds to pay for
                                offering expenses and for implementing our business operations.

Shares of Common Stock
Outstanding Before
the Offering                    4,500,000

Shares of Common Stock
Outstanding After
the Offering                    6,500,000

Number of Shares of
Common Stock
Outstanding After the
Offering (assuming Exercise
of All Warrants, of which
there is no guarantee)          8,500,000


                               RISK FACTORS
                               ============

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. In addition to the other information regarding our company contained in this prospectus, you should consider many important factors in determining whether to purchase the Units. Following are what we believe are all of the material risks involved if you decide to purchase Units in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:
---------------------------------
1. Since we are a development stage company, have generated no revenues and lack an operating history, an investment in the Units offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.
-------------------------------------------------------------------------
Our company was incorporated in May 2005 and we have not yet fully commenced our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into our highly competitive software industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract and retain customers for our software programs, while keeping costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing any revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our operations or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any Units you purchase in this offering.

2. We are totally dependent on the proceeds from this offering to implement our proposed business plans. We do not have any other sources of funding and may be unable to find any such funding, if and when needed, which could severely limit any possible revenues and result in a failure of our business and a total loss of your investment.
-----------------------------------------------------------------------
We are planning to use the proceeds of this offering to complete the development, testing, expansion and marketing of our software programs. Other than the shares offered by this prospectus, no other source of capital has been identified or sought. Assuming we will sell all of the shares and close this offering, we will receive the total proceeds of $100,000, less offering expenses of $10,000, leaving us with a total of $90,000. In addition to the $2,424 in cash we currently have in the bank, we will have a total of approximately $92,424 in cash, assuming completion of this offering.

There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase Units in this offering and we are not successful in our proposed business plans. There can be no assurance that we will be able to raise additional funding, if we do not generate sufficient revenues, to later develop and sell a more expansive collection of programs. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

3. Since our success depends upon the efforts of Cecelia Pineda, our sole officer and director, and our ability to attract a fully qualified programmer and web-designer, our failure to retain and/or attract these individuals will negatively affect our business, operating results and financial results. In addition, if we are successful in developing and marketing our initial programs, we will likely need to hire additional employees in order to service our customers and expand our operations. If these employees are not available to us, we may be unable to expand our business when we are ready to do so, which could result in possible revenue losses.
---------------------------------------------------------------------------
Our business is highly dependent upon the efforts of Cecelia Pineda and our ability to attract and retain key employees and management personnel.
In addition, we will require the services of a highly skilled computer programmer and web-page developer almost immediately upon completion of this offering when our business begins the development of our software products. Competition for qualified personnel in this industry is intense and we may not be able to hire or retain qualified personnel, if and when needed. We cannot guarantee that our original computer programmer will contract with us or that we will be able to identify and/or hire qualified personnel as and when they are needed for our operations. The loss of the services of Cecelia Pineda, or the inability to attract qualified personnel, could have a negative effect on our business operations, operating results and possible revenues.







4. Our officer and director has conflicts of interest in that she may have other activities that will prevent her from devoting full-time to our operations, which may slow our operations and as a result may reduce our financial results and possible revenues.
---------------------------------------------------------------------------
Our sole officer and director will not be compensated for her time, has conflicts of interest as she may need to spend more time than is currently estimated on other activities, preventing her from spending full-time on our operation. Cecelia Pineda is a business consultant and takes on various independent contracts. She will initially devote 30 or more hours per week to our business but could, at some point in the future, take on a larger outside contract which would consume more of her time. If this were to happen, it could negatively affect our operations and reduce or limit our potential earnings.

5. The software industry is highly competitive and if our products are not well received or successful, we may be unable to generate revenues, which could result in a total loss of your investment.
--------------------------------------------------------------------------
The technology industry is highly competitive with respect to products, performance, quality and accessibility. There are numerous well-established competitors, including national, regional and local developers and distributors who have substantially greater financial, marketing, personnel and other resources than our company. There can be no assurance that we will be able to respond to various competitive factors affecting our industry and technology. The need for new software programs is also generally affected by changes in consumer preferences, national, regional and local economic and regulations and demographic trends.

6. Because we do not currently have any patent or trademark protection for our software programs, there is no guarantee that someone else will not duplicate our ideas and bring them to market before we do or make a better product, either of which could severely limit our proposed sales and revenues and impact our ability to become profitable.
--------------------------------------------------------------------------
We currently have no patents or trademarks on our programs or names. As business is established and operations expand, we may seek such protection, however, we currently have no plans to do so. We have no patent or trademark rights, unauthorized persons may attempt to copy aspects of our business, including our designs, programs and other proprietary information. There is no guarantee that we will be able to protect our proprietary information and brand names. Our success and ability to compete will depend in part on the protection of the intellectual property and brand names and any infringements or unauthorized use could adversely affect our potential to generate revenues or produce a profit and could negatively affect your investment and the value of your securities. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations. We are unaware of any infringement upon our proprietary rights and/or brand name and have not been notified by any third party that we are infringing upon any proprietary rights.

Policing unauthorized use of our proprietary and other intellectual property rights could entail significant expense and could be difficult or impossible. In addition, third parties may bring claims of copyright or trademark infringement against us or claim that certain of our processes or features violate a patent, that we have misappropriated their technology or formats or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, and/or require us to enter into costly royalty and/or licensing arrangements to prevent further infringement, any of which could increase our operating expenses and thus prevent us from becoming profitable.

Our competitive position also depends upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets. If this occurs, our competitors may use our processes or techniques to develop competing products and bring them to market ahead of us. This could prevent us from becoming profitable.

7. The offering price of the Units has been determined arbitrarily by us and does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.
----------------------------------------------------------------------------
We have arbitrarily determined the offering price of the Units. In determining the number of Units to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plans and the number of Units we wanted to offer to the public. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

RISKS ASSOCIATED WITH THIS OFFERING:
------------------------------------

8. Buying low-priced penny stocks is very risky and speculative.
---------------------------------------------------------------
The shares of common stock being offered and the common stock underlying the Common Stock Purchase Warrants being offering herein are defined as penny stocks under the Securities and Exchange Act of 1934. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares underlying the Units you may purchase in this offering in the public markets.



9. We are selling this offering without an underwriter and may be unable to sell any Units.
----------------------------------------------------------------------------
This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell any Units; we intend to sell them through our officers and directors, who will receive no commissions. We intend to hold investment meetings and invite our friends, acquaintances and relatives in an effort to sell the Units; however, there is no guarantee that we will be able to sell any of the Units. In the event we are unable to sell all of the Units in this offering, we will be forced to reduce or abandon our proposed business operations until such time as additional monies can be obtained, either through loans or financings.

10. Our common stock currently has no trading market and there is no guarantee a trading market will ever develop for our securities. Therefore, you may have difficulty selling any shares you purchase in this offering.
---------------------------------------------------------------------------
There is presently no public market for the securities being offered in this prospectus. While we do intend to apply for quotation in the Over-the-Counter Bulletin Board following completion of this offering and implementation of our business plans, we cannot guarantee that our application will be approved and our stock listed and quoted for sale on any public market. If no market is ever developed for our common stock, it will be difficult for you to sell any shares in the Units you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares of common stock without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares of common stock in our company, resulting in an inability to realize any value from your investment.

11. You will incur immediate and substantial dilution of the price you pay for your shares.
--------------------------------------------------------------------------
Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares of common stock in the Units you purchase in this offering. Accordingly, any investment you make in these Units will result in the immediate and substantial dilution of the net tangible book value of your shares of common stock from the $.05 you pay for them. Assuming we complete this offering, the net tangible book value of your shares will be $.014 per share immediately after the offering, which is substantially less than you paid for them. Purchasers of Units in this offering will contribute 100% of the total amount needed to fund our company, but will only own approximately 31% of the issued and outstanding shares and, as such, will only have 31% of the voting rights of our company. As a result, purchasers in this offering will have no voting control on matters affecting the company and/or its stockholders.

12. Our sole director has voting control of our common stock, which could result in shareholder decisions being made on matters you may not agree with or that may not necessarily be of benefit to you as a shareholder.
-------------------------------------------------------------------------
Because our sole officer and director controls a large percentage of our common stock, she has the power to control our management and its decisions. Our sole director owns a total of 4,500,000 shares, which will be approximately 69% of our issued and outstanding common stock after the offering. As such, in accordance with provisions in our articles of incorporation and bylaws, she will be able to control who is elected to our board of directors and thus could act, or could have the power to act, as our management. The interests of our officer and sole director may not be, at all times, the same as that of our other shareholders. Where those conflicts exist, our shareholders will be dependent upon our sole officer and director exercising, in a manner fair to all of our shareholders, her fiduciary duties. Also, this officer and directors will have the ability to significantly influence the outcome of most corporate actions requiring shareholder approval, including any possible change in business plans, merger of our company with or into another company, the sale of all or substantially all of our assets and/or amendments to our articles of incorporation, even though none of such events is planned or proposed.


13. Any future sale of stock held by our existing stockholder, who will hold 69% of our total issued and outstanding shares after completion of this offering, could severely impact the market price of our stock.
-----------------------------------------------------------------------------
A total of 4,500,000 shares were issued to Cecelia Pineda, our sole officer, director and existing stockholder, on November 29, 2004, and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares held by Ms. Pineda after the applicable restrictions expire may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. However, Ms. Pineda does not have any existing plans to sell her shares at any time after this offering is complete.

14. There is no guarantee or assurance that the offering proceeds will not be prematurely used before satisfaction of the "all-or-none" condition of our offering.
-----------------------------------------------------------------------------
Because the proceeds received from investors in this offering will not be held in an escrow or trust account, there can be no assurance that we will be in a position to return funds to investors in this offering in the event we are unable to sell all of the Units, as required by the "all-or-none" provisions. In the event we prematurely use any of the offering proceeds, we may be unable to return all of the offering proceeds to investors. There can be no guarantee without the use of an escrow agent or trust account that the funds will be available for refund if and when needed. In any such event, you could risk a total loss of any investment you make in our Units.

                             USE OF PROCEEDS
                             ===============
We have estimated the net proceeds from this offering to be $100,000, assuming all Units are sold, which we can't guarantee. During the offering period, we will be placing all monies received from the sale of Units into a separate bank account, where it will remain until the offering is completed. Since this is an "all-or-none" offering, if we are not successful in completing the offering, we will immediately return all monies collected to the subscribers without interest or deduction. If we are successful in completing this offering, we expect to disburse the proceeds in the priority set forth below, during the first 12 months of operation:

Proceeds of the Offering                       $100,000
Less: Offering Expenses                        $ 10,000
                                               --------
Total Proceeds to Us                           $ 90,000
Rent (1)                                       $  6,000
Software Developer and
  Web Designer                                 $ 20,000
Legal, Accounting, Auditing                    $ 12,000
Stock Transfer Agent                           $  1,100
Travel (marketing)                             $  4,000
Research and Development                       $  2,000
Admin and Office supplies (2)                  $  3,000
Advertising and Marketing                      $ 25,900
Customer Service                               $ 10,000
Working capital or unexpected expenses (3)     $  6,000
                                               --------
Total Estimated Use of Proceeds	               $ 90,000
                                               ========

(1) Most of the initial development work will take place in the home of our sole officer and director. This space is provided without charge to the company; however, from time to time we will require a more formal space for meetings and presentations. We have rented a virtual office space for this purpose, for a small monthly fee where we will have mail delivered and can rent meeting/presentation space as it is needed. We expect to hire contractors as needed who will work from their own home offices, at no additional rental charge to us.

(2) Our officer and director has a computer, printer, fax machine, scanner and other basic office equipment available for our use without charge, until such time as we begin to generate revenues and expand our operations. At that time, we will seek to lease larger office space and equipment at current comparable market rates. Ms. Pineda will, however, be reimbursed in full for any out-of-pocket expenses she incurs on our behalf for supplies, printing expenses, postage, etc.

(3) Although we are not aware of any licensing requirements we will need, and as we do not have any operating history on which to predict extra charges that may come up, we have this working capital set aside to pay for these or any other unexpected expenses.

If any or all of the warrants are exercised during the 3-year period following completion of this offering, the proceeds from such exercise will be used to further develop our business and to expand and improve our software product offerings.


                      DETERMINATION OF OFFERING PRICE
                      ===============================
The offering price of the Units has been determined arbitrarily by us. The price does 1not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered underlying the Units and the offering prices, we took into consideration our costs and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.


                 DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
                 ==============================================
Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the Units being offered. Dilution of the value of the shares within the Units you purchase is also a result of the lower book value of the shares held by our existing stockholders.

 As of October 31, 2005, the net tangible book value of the shares of common stock issued and outstanding was ($1,846), or approximately $.0004 per share, based upon 4,500,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering, other than that resulting from the sale of all Units and receipt of the net proceeds of $100,000, less offering expenses of $10,000, the net tangible book value of the 6,500,000 shares to be outstanding will be $88,154, or approximately $.014 per share. The purchasers of Units in this Offering will incur immediate dilution (a reduction in net tangible book value per share from the offering price of $.05 per Share) of $.036 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be approximately $.014 per share, or approximately 72% less than the $.05 price they paid for their shares.

After completion of the sale of all Units in this offering, the new shareholders will own approximately 31% of the total number of shares then outstanding, for which they will have made a cash investment of $100,000 or $.05 per Share.

The following table illustrates the per share dilution to new investors and increase in net tangible book value to current stockholders, assuming sale of all Units being offered. We are a new company and did not exist in any form prior to our incorporation on May 13, 2005 so there are no previous or associated stockholders.

Public Offering Price per Unit                     		$   .05
Net Tangible Book Value prior to this Offering      		$   .0004
Net Tangible Book Value After Offering             		$   .014
Immediate Dilution per Share to New Investors       		$   .036
Immediate Increase per Share to Current Stockholder 		$   .0136

The following summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share of common stock paid by our existing stockholder and by new investors in this offering:

If this offering is successful:
       <CAPTION
                           Price Per    Number of   Percent of   Consideration
                             Share       Shares     Ownership       Paid
                           --------------------------------------------------
Existing                    $.002       4,500,000     69%        $  9,000
Stockholders

Investors in                $.05        2,000,000     31%        $100,000
This Offering

Assuming exercise of all warrants within three years of completion of this offering, the percentage of shares held by investors in this offering would be further reduced by the number of warrants exercised by the issuance of up to 2,000,000 additional shares of common stock. If all warrants are exercised, investors in this offering would hold only 31% of the total issued and outstanding shares of common stock. There can be no guarantee, however, that any or all of the warrants will ever be exercised.





                        PLAN OF DISTRIBUTION
                        ====================

Offering Will be Sold by Our Officers and Directors
---------------------------------------------------
This is a self-underwritten offering, which means the Units will be sold by our officers and directors; no underwriters will be engaged to sell the Units. This prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission that permits our officers and directors to sell the Units directly to the public, with no commission or other remuneration payable to them for any Units they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Units with a broker or dealer.

Cecelia Pineda, our President, Secretary, Chief Financial Officer and sole Director, will offer the shares to friends, family members and business acquaintances. As the sole officer and director, she will not purchase any Units in this offering, nor will she register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

b. Our officer and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officer and director is not now, nor will be at the time of her participation in the offering, an associated person of a broker-dealer; and

d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, nor has she been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or
    (a)(4)(iii).

In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration provisions, as set forth in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering
---------------------
The 2,000,000 Units will be sold at the fixed price of $.05 per Unit until the completion of this offering. Each Unit consists of one share of common stock and one Common Stock Purchase Warrant. Each Common Stock Purchase Warrant entitles the holder to purchase one share of common stock at a price of $.25 per share for a period of three (3) years from the date of this offering. There is no minimum amount of subscription required per investor.


This offering will commence on the date of this prospectus and continue for a period of 180 days, unless the offering is completed or otherwise terminated by us prior to the expiration date. In the event we are unable to sell any Units, or at least a substantial portion of the Units, during the 180-day offering period, we may elect to terminate the offering and refund all monies collected from investors. All investments will be final and investors may not rescind their investment once they have signed a subscription agreement and remitted their funds to purchase Units.

Deposit of the Offering Proceeds
--------------------------------
All monies collected for subscriptions will be held in a separate account until all Units are sold and $100,000 has been received. At that time, all monies will be transferred to our business operating account for use in our business operations. In the event the total offering amount is not sold prior to the expiration date, all monies will be returned to investors, without interest or deduction.

Procedures for Subscribing
--------------------------
If you decide to subscribe for Units in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to NorthTech Corporation.

Exercise of Warrants
--------------------
Each Unit consists of one share of common stock and one Common Stock Purchase Warrant. Each Common Stock Purchase Warrant will entitle the holder to purchase one additional share of Common Stock at a price of $.25 per Share for a period of three (3) years from the date of this offering. We intend to enter into a Warrant Agreement with Signature Stock Transfer, our registered stock transfer agent, to allow them to handle the issuance of the common stock underlying the warrants upon surrender and payment of the exercise price to us by the holders.


                               LEGAL PROCEEDINGS
                               -----------------
We are not involved in any legal proceeding nor are we aware of any pending or threatened litigation against us, nor are we party to any bankruptcy, receivership or other similar proceeding.

We are not involved in any actions by governmental authorities, nor are we aware of any action that a governmental authority is contemplating. There are no current or pending legal proceedings or threatened litigation against the founder and sole shareholder.


            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
            ------------------------------------------------------------
Our directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. The Board of Directors has no nominating, auditing or compensation committees. The name, address, age and position of our sole officer and director is set forth below:



Name and Address               Age        Positions
-------------------------      ---        ---------
Cecelia Pineda                 61         President, CEO, CFO, Treasurer,
502-2150 Bellevue Avenue                  Principal Accounting officer,
West Vancouver BC, Canada, V7V 1C3        Secretary and Director

Background of Directors and Executive Officers
----------------------------------------------
Cecelia Pineda has been our sole officer and director since inception in May 2005. Ms. Pineda graduated from the University of British Columbia in Vancouver with a Bachelor of Arts degree in 1964 and has worked mainly in the field of Adult Continuing Education since that time. She has worked as a Corporate Trainer working with business, industry and government, providing supervisory management and strategic action planning training as President of a private company embedded within a college in the British Columbia College system (Impact Training Corporation out of Selkirk College in Trail, British Columbia), and has provided training for over 10,000 people in four Canadian provinces. Major clients have included Cominco, Justice Institute Of BC, credit unions, firefighters, municipal governments and various high tech industries in Ontario including Mitel, Gandalf and British Aerospace. From April 2003 to the present, Ms. Pineda has been a self-employed independent contractor assisting public and private companies to develop training plans and develop and write copy for corporate websites and brochures. From January 2002 to April 2003, she was a Senior Program Coordinator at Vancouver Community College in Vancouver BC, Canada. Her responsibilities included developing, programming and marketing training programs for adults. From January 1991 to January 2002, she was a Program Coordinator for the Vancouver School in Vancouver BC, Canada. Her responsibilities included developing, programming and marketing multiple programs for adults. Ms. Pineda has not held directorships in any other publicly reporting companies and will devote approximately 30 hours per week to the business of our company.

                           EXECUTIVE COMPENSATION
                           ----------------------
Cecelia Pineda, our sole officer and director, has not been compensated since inception for her services, nor for any out-of-pocket expenses she has incurred; however, if we are able to successfully complete this offering, we will begin to compensate her for any out-of-pocket expenses she incurs on our behalf. In the future, if and when we become profitable from revenues generated, we may approve payment of salaries for officers and directors who are actively participating in the day-to-day operations of our business, but currently, no such plans have been approved.

In addition, we also do not currently have any benefits, such as health insurance, life insurance, stock options, profit sharing or any other benefits available to anyone and no employment agreements of any kind are in place.

                         SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------
                               Annual Compensation      Long-Term Comp.
                                                        Awards    Payouts
Name and                  Consulting       Other  Annual
Position(s)          Year      Fees  Bonus     Comp.
----------------------------------------------------------------------------
Cecelia Pineda       2005      None   None      None      None      None
President, CEO,
Secretary,
Treasurer, CFO
and Director
----------------------------------------------------------------------------

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
       ==============================================================
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Name and Address          No. of      No. of          Percentage
Beneficial                Shares      Shares         of Ownership
Owner                     Before      After        Before      After
                          Offering    Offering    Offering    Offering

-----------------------   --------    ---------------------------------

Cecelia Pineda            4,500,000    4,500,000     100%        69%
502-2150 Bellevue Ave.
West Vancouver, BC
Canada, V7V 1C3
-----------------------
All Officers and
Directors as a Group
(1 Person)                4,500,000    4,500,000     100%        69%


                       DESCRIPTION OF SECURITIES
                       =========================
Our authorized capital stock consists of 75,000,000 shares of common stock, par value of $.001 per share. As of the date of this offering, we have a total of 4,500,000 shares of common stock issued and outstanding. The following summary discusses all of the material terms of the provisions of our common stock, as set forth in our Articles of Incorporation and Bylaws.

Holders of our common stock:

1. Have equal ratable rights to dividends from funds legally available, when as and if declared by our Board of Directors;

2. Are entitled to share, ratably, in all of our assets available for distribution upon liquidation, dissolution, or winding up of our business affairs;

3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable;

4. Are entitled to one non-cumulative vote per share of common stock you own, on all matters that stockholders may vote, and at all meetings of shareholder; and

5.  Have shares that are fully paid and non-assessable.

Non-cumulative Voting
---------------------
Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 69% of our outstanding shares and the purchasers in this offering will own 31%.

Cash Dividends
--------------
As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Future Sales by Existing Stockholders
-------------------------------------
A total of 4,500,000 shares have been issued to our existing stockholder, who is our sole officer and director and are, therefore, restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

There are no arrangements that may result in a change in control of the small business issuer.

                               INDEMNIFICATION
                               ===============
Pursuant to provisions set forth in our Articles of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged to be liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or control persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be bound and governed by the final adjudication of such issue.

                         DESCRIPTION OF OUR BUSINESS
                         ===========================

General Overview
----------------
NorthTech Corporation is a development stage company that was incorporated in the State of Nevada on May 13, 2005. We maintain our statutory registered agent's office in Carson City, Nevada and our primary business offices in Vancouver, B.C., Canada. Our mailing address is Suite 421-1917 West 4th Avenue, Vancouver BC, Canada, V7V 1C3 and the main business operations will be in the home of our President, Cecelia Pineda, which we use on a rent-free basis, until we are in a revenue-generating position.

We were formed to develop, test and market two web-based database programs for retail and wholesale distribution. We are currently in the development stage and have not yet generated any revenues. As we are in the early stages of our business development, we are relying solely on the monies raised in this offering to continue the development of our products.

We do not have any patents, copyrights, licenses, franchises, royalties or trademark protection for our products.

We have no debt, no employees, no labor contracts and no written or unwritten agreements with anyone regarding any aspect of our company or its operations.

Background of the Industry
--------------------------
There are a number of Customer Relationship Management (CRM) programs currently on the market which have similarities to our intended software programs. The major difference, however, and the niche that we intend to fill, is that the current programs are targeted at large businesses and our intended programs are targeted at small businesses. From our personal experience, the current programs are too time-consuming and complex for small businesses to be useful for small business. The need of small businesses to maintain their current customers is equal to or stronger than the needs of large businesses. For a small business, the ability to track and have an on-going relationship with their current customers is crucial to the success of its business and market share.

Our Proposed Business
---------------------
General
-------
There are three major stages to our proposed business for the first year of operation:

- - The first is two-pronged: to develop the 2 database programs so that they are fully-functional, easy-to-use and secure for a large number of small businesses and/or community sports teams and at the same time to establish customer-focus groups to obtain their input for their needs and interests.

- - The second is to complete three stages of testing to ensure that the programs are completely stable, secure from each other and have several levels of access for any individual company.



- - And the final stage is also two-pronged: to set up and deliver the first stages of our marketing program and to set up the plan for our customer service division within the company.

Specific
--------
The first of our database programs will be directed at small businesses to help them develop, maintain and keep control of their customer information. This will be an easy-to-use program, commonly known as a Customer Relationship Management (CRM) program, that we are developing to address the needs of small businesses. The second program is a registration and list-creation program that is aimed at helping community sports groups - youth sports teams and other community events - to organize their registration processes. Although we hope to expand to other products in the future, at present our only focus is to develop and bring to market these two programs that are based on a proprietary code already in our possession that has proven very functional for the small, personal business of our President. We are currently in the research and development stage and have not yet completed either of our software programs.

The foundation of our technology, including the proprietary code with which we begin this project, was developed for and funded by our sole officer and director, Cecelia Pineda, over a period of several years for use in her own business. The development we will undertake, if we are successful in this offering, will be to make the product accessible and customizable for an infinite number of users. This will require that all sites have the ability to import their personal logos and forms, are completely secure and have several internal permission levels for any given company. We intend to continue our research, development and testing efforts until we are certain we have completed the best, most efficient model for sale and licensing.

The Software Programs/Products
------------------------------
A. Customer Relationship Management for Small Business - Customer Access Port

Customer Access Port (CAP) was developed because of our perception that most of the current CRM programs on the market are aimed at large businesses and demand complex, time-consuming attention that a small business has neither the time nor the resources to undertake. In this, as in many other areas, the needs for small business are not the same as the needs for large business.
It is significantly more important for small businesses to develop and maintain a strong body of satisfied customers. In the past experience of our Management, developing new customers is much more costly than maintaining current customers and yet small businesses, in their "busyness", have trouble getting organized enough to properly attend to their current customers, even though their very survival depends on it.

Our Customer Access Port (CAP) is aimed at small businesses with a staff of under 300 employees and will allow each company to have a customer database of thousands if they so desire. It is simple but fully integrated, and will be fully secured, stable and functional when completed. At present, the functionality is for one user. One of the main differences in our software from those generally available in the marketplace today is that ours is fully integrated with e-mail and web platforms and will allow the user company to have private access to their own client information via a completely secure web page.

We believe Customer Access Port (CAP) is the small business solution to customer tracking and communication. When completed, we intend for the program to allow companies to:

- - develop a fully-secured customer data base
- - maintain that customer base
- - access that database from any computer connected to the internet
- - update the database as necessary
- - merge their current database, if they have one, into the program
- - be able to sort the customer base in a variety of individualized preferences
- - be able to communicate desired information (promotions or changes in company policy) to all or certain groups of its customers
- - be able to receive communications from customers about their issues, preferences and requests
- - register all relevant customer information so that no matter who the customer communicates with, all employees have current and updated information they can refer to on the computer files. This can save endless frustration on the part of a customer who has a complaint or is trying to obtain a specific product.

It is our plan to expand the software and develop it to the point where it is fully customizable for an infinite variety and number of small businesses. The process to do this is complicated, but does not require new technology. Nevertheless, until we have completed the development, we cannot guarantee that we will be successful.

B.  Registration Lists for Coaches and Parent Volunteers - Team Access Port

When children wish to enter competitive sports leagues such as baseball, soccer, hockey, figure skating, gymnastics etc., they are generally required to do so according to their birth dates. Combine that with the availability or lack of ice, gym or field time available for each age group and you have a nightmare for the parents and volunteers who are trying to ensure an opportunity for each child in the community. Currently parents, instructors and coaches who are involved with sports teams, dance groups and other community programs, spend hundreds of hours each season making sure that children are registered in the right group at the right time. The amount of detail is immense and errors are frequent and frustrating for all involved.

Our web-based registration and list generation program - Team Access Port
(TAP) - will attempt to reduce the administrative burden on parents and coaches and make the registration of the thousands of children who participate in seasonal competitive sports a nearly foolproof process with little or no room for error. Our goal is for our program to enhance the dissemination of information among parents and team members and their coaches and organizers so they can spend more time with the actual coaching, game or function. In addition, it is our hope to save groups money by eliminating a majority of the paperwork that is currently sent back and forth by mail or hand delivered. Wait times could be reduced and directions and maps can be readily available on their Internet site, allowing all concerned to plan ahead and to know when and where they are going by logging into a computer website.

The first nine months of our operation will be for development, testing and market exploration, including initial market development, of these two database programs and the last quarter will be spent in intensive marketing, promotion and advertising.

Competition
-----------
The industry involved in the development and distribution of software products is intensely competitive with respect to new and evolving technologies and programs on a continuous basis. The number of general software programs produced annually worldwide is in the thousands. The number of programs with similarities to our programs, is in the dozens. There are many well-established competitors for products similar to ours with substantially greater financial and other resources than ours, including but not limited to established businesses with loyal customers. Our major competitors for the products we are developing are:


a) for the CRM program - Customer Access Port (CAP)
- - Siebel  - established 1993
- - Pivotal Corporation - established 1999 or earlier
- - salesforce.com - established 2000 or earlier
- - Maximizer - established 2002 or earlier
- - Sugar CRM - established 2004
- - Microsoft

b) for the online sports group registration program - Team Access Port (TAP)
- - Nortak Software Ltd - large software company, established 1976
- - League Athletics.com - established in 1998
- - Sporg Internet Corporation - established in April 2000
- - The Count Me In Corporation - established in 2003

Although we believe that our products provide a service not yet offered by these companies, ie., a program exclusively aimed at small business needs, we cannot guarantee that our competitors will not develop a similar or better product in the future and market it in the same price range or lower than our products.

We believe the key to our success will lie in early entrance to the unique niche that we perceive to be currently available and in the strong customer service focus we plan to give our business.

Distribution Methods
--------------------
As our products are web-based, they will be distributed through the Internet. As such, there will be no shipping costs or delays. We anticipate it may take several hours to customize our software products for each specific client and, therefore, project our delivery time will be within approximately 48 hours.

It is our intention to market our products using several different methods. Initially, we will build a website where potential customers can go to learn about our products and take a mini "test drive" of the product or products they are interested in. All of our additional marketing and advertising will always include this as an option because the internet is so readily available to so many people.

We also intend to place articles in appropriate trade journals, prominent newspapers and direct marketing campaigns to promote our products, as funds allow. Initially within the Vancouver area, we plan to send out special invitations, solicit inquiries and encourage face-to-face contact meetings with potential clients for the purpose of demonstrating the software and its technology to potential customers. We expect this to be one very effective opportunity to showcase the software and its unique qualities, prove its capabilities, educate the potential buyer and establish essential relationships. It is our intention to provide a financially and physically accessible product option to small businesses who may not have the time or money to involve themselves with costly and complicated software and procedures, but who may have a need to develop, maintain and "work a reliable, easy-to-use customer data base.


We will focus ourselves intensely on the service aspect of our business, from the initial inquiry of a potential customer to the distribution and support process. In an era when customer service seems to be almost a thing of the past, we plan to build a strong, customer-service oriented organization. It is our perception that all customers are looking for a product that serves their needs and they want service through the entire purchase process, from beginning to end. We firmly believe that a strong customer-service focus is as important to customer satisfaction as an excellent product. In the long term, we believe a strong customer service policy will lead to repeat customer business and word-of-mouth recommendations.

While we currently do not have the financial resources, or the need to employ any customer service personnel, we do intend to develop a stringent customer service policy and, when needed and as funds allow, will hire the necessary staff to support that policy. At present, management will be available from 8:00 a.m. to 5:00 p.m. PST. to answer inquiries by telephone or e-mail or via voicemail .

Equipment
---------
Cecelia Pineda, officer and director, currently provides the usage of a computer and other office equipment including a printer, fax machine, scanner and telephone for the company on a rent-free basis. We will continue this arrangement for the first year of our development or until such time as it becomes unmanageable. We expect the need for additional assistance will emerge when we are in the marketing and distribution phase of our operation, at which time we will establish separate company phone and fax lines.

Patents and Trademarks
----------------------
We currently have no patents or trademark protection on our programs. Although we have considered taking this step and may determine it is feasible to do so in the future, we will still have no assurance that doing so will prevent competitors from using similar names, concepts or appearance. We do have proprietary rights to the functional code, but do not have plans to formally copyright or apply for patents in the future, as funds become available to do so. We do intend to establish our domain name and logo as quickly as practicable after completion of this offering.

Government Regulations and Approvals
-----------------------------------
We have obtained our Nevada Business License and intend to file the registration papers for our business license in the province of British Columbia, Canada once we have completed the development of our software products and commence marketing operations in Canada. We will also apply for both provincial and federal sales licenses in Canada at that time. These are the only government approvals that we can determine are necessary at this time. We are unaware of any other existing government regulations that will affect our business.

Regulation of Internet - As far as we can determine, websites are not currently subject to direct federal laws or regulations applicable to access, content or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

* privacy
* freedom of expression
* pricing
* content and quality of products and services
* taxation
* advertising
* intellectual property rights
* information security

The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a negative impact on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

We will abide by all copyright laws and will ensure that any copyrighted information that is provided on our website or included in any or our greeting card offerings has received approval from the source of the copyright information. When using the information provided or refurbished from other sources and to protect us from any potential intellectual property claims, we will endeavor to obtain all necessary consents prior to the use of the sources and will reference the sources to give full credit where it is due.

Employees and Employment Agreements
-----------------------------------
We currently have no employees other than Cecelia Pineda, our sole officer and director, who devotes approximately 30 hours per week to our business and who will not be compensated for her time until and if we become profitable. If we are successful in this offering, we intend to engage the services of two unrelated third party private contractors to work with us on completing the development and testing of our software programs and design our website. We do not currently have any agreements, verbal or written, with Ms. Pineda or any other proposed employee or independent contractor. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no employee contracts, agreements or personal benefits available to anyone associated directly or indirectly with the company.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
         =========================================================
We are a start-up company and have not yet generated or realized any revenues from our business operations. Furthermore, as we are still in the development stage and expect to operate at a loss for most or all of the first year of our operations as we develop and test our products and begin our initial marketing and advertising campaigns.

This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in the forward-looking statements as a result of various factors, including those discussed in "Risk Factors" section of this prospectus on page 10.

All initial work on the company was paid for personally by our founder and director and will not be charged to the company.




The following table presents a summary of financial data about our company, along with our projected expenses for the upcoming year.


Balance Sheet Data:              October 31, 2005
--------------------------------------------------
Cash in Bank                        $  2,424
Total assets                           2,424
Total Liabilities                      4,270
Stockholder's Equity                  (1,846)


Our estimated expenses for the next twelve months of operation are as follows:

Rent(1)                           $  6,000
Software Developer and
  Web Designer                    $ 20,000
Legal, Accounting, Auditing       $ 12,000
Stock Transfer Agent              $  1,100
Travel (marketing)                $  4,000
Research and Development          $  2,000
Admin and Office supplies (2)     $  3,000
Advertising and Marketing         $ 25,900
Customer Service                  $ 10,000
Working capital or unexpected
   expenses (3)                   $  6,000
                                  --------
Total Estimated Expenses          $ 90,000

This estimate amount represents the full amount of the proceeds we expect to receive from the sale of Units in this offering, less the expenses.

We are relying solely on the monies raised in this offering to pursue the development, testing and marketing of our products and there is no guarantee we will be successful in completing this offering or completing our proposed business plans. Other than the shares offered by this prospectus, no other source of capital has been identified or sought.

We have never had any discussions with any possible acquisition candidate, nor have we any intention of doing so.

We do not expect to purchase any real estate and do not own any to sell.

We do not expect to hire employees until the end of our first year. We have no off-sheet balance arrangements or obligations or other interests that could affect finances or operations.

Plan of Operation/Milestones for next 12 months
-----------------------------------------------
In general, our major focus for the first six months will be on the development, refinement and expansion of a functional proprietary code for a web-based database program that will be individual and customizable for an infinite number of customers. We expect the developmental period to take up to six months and the testing period to take up to another 3 months, after which we believe we will be ready to market our products, generate revenues and gradually expand our business.


Following is our plan of operation and milestones for the next 12 months, which is wholly dependent upon the success of this offering. When determining whether to invest in our company you should consider these as forward-looking statements that we may or may not be able to achieve. In order to become fully operational and profitable, we plan to achieve each of the following milestones:

1. December-February 2005: Initiate Product Development and Web
Development/Market Review

We will be focusing on three major areas during this phase. The first is to work on the actual program development, the second is to launch the website and the third is to do a small market review.

The first two prongs of activity will be to begin the program development and website design. We will engage the services of two contractors, a computer programmer and website designer, to begin development of our software products and website. The programmer will begin immediate work on the development of our products and the website designer will begin immediate work on our website. We intend to have our website completed and available for viewing, along with a test model of our proposed programs, Customer Access Port and Team Access Port; available for potential customers to view by late December 2005. We will use "search engine optimization" techniques to ensure our website is readily available for potential searchers. These techniques will include developing proper title, header and meta tags within our website, using the right "keywords" to attract the right type of products using search engines.

During this phase, the third focus of activity will be to conduct a market review so we can be assured we have up-to-date information on the requirements of our potential customers and develop a product that is best suited to the needs of the market. We will do this by implementing two customer focus groups, members of which will be paid a small honorarium for their time. This will help us to get further insight into design elements potential customers would be looking for from programs similar to ours.

We will complete the following during this phase:

- - sign contracts with the web-designer and programmer
- - web-site and test model
- - optimize search engine techniques
- - implement 2 customer focus groups
- - build feasible and reasonable recommendations of customer focus groups into our development plans

Estimate to complete this milestone: $15,000. We estimate this will be the cost of the two contractors, plus any accountant, lawyer, consultant, honorariums and other miscellaneous charges or registration fees required.

2.  February - April 2006: Completion of Development

We expect to complete development work on the programs within six months from the date of registration (approximately March 2006) and to continue to build and update our website as required. Full and complete testing of the programs will commence in the next phase prior to marketing, but we do expect to have the major components of the program in place and essentially ready by the end of this time period.




We will complete the following during this phase:

- - initial development work on programs
- - update website as required

Estimate to complete this milestone: $15,000, which includes cost of contractors and any further consultant, lawyer, accountant fees, or any required governmental permissions or registrations, or other miscellaneous charges.

3.  May - July 2006: Testing Phase/ Initial Sales Packages Prepared

This is the testing phase of the programs to ensure their full functionality and ability to be completely customizable and separately secure for a broad range of users. We will test our programs in three basic phases and any problems not discovered to this point will be corrected so the programs can promise outstanding performance and be safely marketable. The programs will initially be subjected to extensive testing by the developers who will examine ways to try to crash or freeze the programs. Results will be reviewed and any changes required will be implemented. The next step in testing will be done by a group of known business associates and sports groups who will test the programs and make any recommendations for improvement. Those recommendations will be examined and sorted for viability and implemented where possible and desirable. Finally, the software programs will be tested by a group of independent business associates and sports groups for weaknesses, flaws and stability and any appropriate recommendations implemented.

In addition, marketing will begin during this phase on a small scale and the initial work on the sales packages will be developed.

We will complete the following during this phase:

- - complete rigorous internal testing of the programs
- - complete second-level testing among known business associates
- - complete third level testing among unknown business associates
- - complete any changes required as a result of this testing
- - begin work on the marketing/sales packages

Estimate to complete this milestone: $20,000 for the contractors and initial marketing packages.

4. August - October 2006: Launch Public Advertising Campaign

The focus in this phase will be on marketing. We will implement a direct sales campaign by contacting small business associations in communities in the western provinces of Canada. We are currently gathering listings of potential contacts and are planning to begin this campaign sometime in the early spring of 2006. We will market through direct mail campaigns using purchased lists of people who have expressed interest in obtaining information on our type of products. In addition, we will examine appropriate publications in which to advertise our programs. We will also establish a direct toll-free line for customer questions and communication.

To initiate this campaign, we will travel to various Chambers of Commerce and business group meetings who are interested in seeing how the product may help them with their need to establish a fully-integrated customer database through which they can maintain their current customers.

We will also explore all opportunities to attend trade shows next year in Canada and the in the Northwestern United States, as funds allow. We intend to obtain a listing of all shows for the upcoming year and will plan to attend as many as possible. We will not only sell our products at the shows, but will take orders for later delivery. Statistics tell us that in many trade shows, we can reach a very large audience and sales will exceed the costs of attendance.

Estimate to complete this milestone: $42,000 for the contractors, marketing and travel.

5. November - December 2006 - Launch Retail Consumer Division

This is the beginning of our second year where our focus will be to make our business fully operational. During this period, we will seek to improve our website content and sales packages as necessary or expedient and build an online store at our website where our products can be purchased by customers and retailers and shipped. We expect to have to hire one or two staff people in our customer service department who will handle order taking and customer care. We will continue to require the services of the web designer and/or programmer at irregular intervals to set up each customer with full service. By the time we reach this milestone, we expect our business to be operational and generating revenues.

Critical Accounting Policies
----------------------------
We have identified below certain accounting policies which we apply in the preparation of our financial statements. We believe that the policies discussed below are those most critical to our business operations.

As we are a startup company, with minimal assets, no revenues and little operating history, we do not currently have an audit committee on our Board of Directors. Our bookkeeping will be done by Management and audited by our independent auditors, DeJoya Griffith & Company, LLC of Henderson, Nevada.

From her past work experience, the Director/President/Treasurer has an understanding of generally accepted accounting principles and financial statements as she has worked with them for over 15 years and supervised others who have had budget responsibilities within their areas. In cooperation with our outside experts, we feel we will have a good ability to assess the accounting required for estimates, accruals and reserves. The Director/President/Treasurer has a good ability to prepare, analyze and evaluate financial statements to the degree that can reasonably expect to be encountered in the first year of this development stage business.

PROPERTY AND EQUIPMENT: At this point we have no property and no equipment needs. We do not anticipate that improvements or updates will be needed this first year of operations and we do not expect to purchase equipment during the next twelve months. In the future, depreciation will be determined using the straight-line method over the estimated lives of the assets but since nothing was purchased by us, no depreciation will be relevant this year.

INCOME TAXES: We have adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109), which will require the use of an asset and liability approach for financial accounting and reporting of income taxes.

If it is more likely than not that some portion of or all of a deferred tax asset will not be realized, a valuation allowance will be recognized.

As we have not yet generated any revenues or operated at a profit, no tax benefit has been reflected in the statement of operations in the consolidated financial statements included as a part of this prospectus.


                           DESCRIPTION OF PROPERTY
                           =======================
We do not currently own any property or real estate of any kind. We rent a small virtual office where we receive our mail and can rent space for meetings, interviews or presentations when needed. We will operate our business out of the home of our President, Cecelia Pineda until we begin generating revenues and our operations expand, at which time we will seek to lease office facilities at competitive market rates, on a month-to-month basis. It is our opinion that our current arrangement is the most practicable and financially responsible for our current stage of development.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
               ==============================================

We operate our business from the home of our President, Cecelia Pineda, and currently use her office equipment for all operations of our business on a rent-free basis.

On July 25, 2005, we issued 4,500,000 shares of our restricted common stock to Cecelia Pineda, our President, Secretary, Director, Chief Financial Officer and sole director, as founder's shares, in exchange for $9,000 or $.002 per share.

We do not currently have any related party transactions and have not yet formulated a policy for the resolution of any related transaction conflicts, should they arise.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
           ========================================================

There is currently no established public trading market for our common stock. Following completion of this offering, we plan to apply for listing of our common stock on the Over-the-Counter Bulletin Board. As we cannot predict when these registrations will be completed or if they will be accepted, we cannot predict if, or even when, active trading will commence. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Rules
-----------------
The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock that limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

- -     contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- -     contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;


- -     contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- -     contains a toll-free telephone number for inquiries on
      disciplinary actions;

- -     defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- -     contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

- -     the bid and offer quotations for the penny stock;

- -     the compensation of the broker-dealer and its salesperson in the transaction;

- -     the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- -     monthly account statements showing the market value of each penny stock held in the customer's  account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.




Regulation M
------------
Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the Shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

Reports
-------
We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Dividends
---------
Our officers and directors, possessing approximately 69% of our voting common stock, control significantly all of our activities and thus, may affect the determination of whether dividends are paid on to our stockholders. It is highly unlikely that any dividends would be paid in the first year of operation.



Stock Transfer Agent
--------------------
The stock transfer agent for our securities is Signature Stock Transfer, 2301 Ohio Drive- Suite 100, Plano, Texas 75093.


                       EXPERTS AND LEGAL COUNSEL
                       =========================
Our financial statements for the period from May 13, 2005 (inception) to July 31, 2005, included in this prospectus have been audited by Dejoya Griffith & Company, LLC, 2425 W. Horizon Ridge Parkway, Henderson NV 89052. We include the financial statements in reliance on their report herein, given upon their authority as experts in accounting and auditing.

The Law Office of Michael M. Kessler of Carmichael, California has passed upon the validity of the Units being offered and certain other legal matters and is representing us in connection with this offering.

None of our named experts and counsel hold any shares or have any interest in or connection to our company.


                        AVAILABLE  INFORMATION
                        ======================
We have filed this registration statement on Form SB-2 with the U.S. Securities and Exchange Commission, under the Securities Act of 1933 with respect to the shares of our common stock offered through this prospectus. This prospectus is files as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and Exhibits. Upon completion of this registration, we will be subject to the informational requirements of the Exchange Act and, in accordance with the Act, will file all requisite reports, such as Forms 10-KSB, 10-QSB and 8-KSB, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at Station Place, 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. The Securities and Exchange Commission also maintains a web site - http://www.sec.gov - that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.


                           FINANCIAL STATEMENTS
                           ====================
We intend to provide audited financial statements to our stockholders on an annual basis, prepared by an Independent Certified Public Accountant, in our annual reports. Our financial statements for the period from inception to July 31, 2005, audited by Dejoya Griffith & Company, LLC, and our unaudited financial statements for the period ended October 31, 2005, immediately follow.



























                        NORTHTECH CORPORATION
                    (A Development Stage Company)

                        FINANCIAL STATEMENTS







                       May 13, 2005 (Inception)

                               to

                           July 31, 2005


























Members of:                    DE JOYA         Contact Information:
American Institute of CPA's      GRIFFITH &     2425 W. Horizon Ridge Parkway
Association of Certified             COMPANY       Henderson, Nevada 89052
 Fraud Examiners                                        (702)736-1852 (voice)
Public Company Accounting                                (702) 736-1608 (fax)
 Accounting Oversight Board
----------------------------------------------------------------------------
To the Board of Directors and Stockholders
NorthTech Corporation
(A Development Stage Company)

         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of NorthTech Corporation (A Development Stage Company) as of July 31, 2005, and the related statements of operations, stockholders' equity, and cash flows for the period from inception on May 13, 2005 to July 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2005, and the results of its operations and its cash flows for the period from inception on May 13, 2005 to July 31, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company
September 30, 2005
Las Vegas, Nevada















                        NORTHTECH CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
                          BALANCE SHEET


				                       (Audited)
				                         As of
				                      July 31, 2005
  		                                    In U.S. Dollars
                                                   ---------------

ASSETS
------
Current assets
--------------
  Cash                                                  $9,482
                                                        ------
Total current assets                                     9,482
                                                        ------
Total assets                                            $9,482
                                                        ======

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities
-------------------
  Accounts payable                                      $5,134
  Related party notes payable                              500
                                                        ------
Total current liabilities                                5,634
                                                        ------
Total liabilities                                        5,634

Stockholders' equity
--------------------
Common stock; $.001 par value; 75,000,000 shares
authorized, 4,500,000 shares issued and outstanding      4,500

  Additional paid-in capital                             4,500
  Accumulated deficit                                   (5,152)
                                                        ------
Total stockholders' equity                               3,848
                                                        ------

Total liabilities and stockholders' equity              $9,482
                                                        ======

             See accompanying notes to financial statements.


                         NORTHTECH CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF OPERATIONS

			                             (Audited)
			                            Period from
			                            May 13, 2005
			                         (Date of inception)
			                              through
			                           July 31, 2005
			                          -----------------
Revenue	                                            $       -

Operating expenses
------------------
  General and administrative                            5,152
			                             ---------
Total operating expenses                                5,152
			                             ---------
Loss from operations                                   (5,152)

Other income (expenses):
-----------------------
  Other expense	                                            -
  Interest expense                                          -
                                                    ---------
Total other income (expenses)                               -
                                                    ---------

Loss before provision for income taxes                (5,152)

Provision for income taxes                                  -
			                            ---------
Net income (loss)                                   $  (5,152)
                                                    =========



Basic and diluted loss per common share             $   (0.00)
			                             =========
Basic and diluted weighted average
common shares outstanding                           4,500,000
                                                    =========




        See accompanying notes to financial statements.










                         NORTHTECH CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF CASH FLOWS

			                             (Audited)
			                            Period from
			                            May 13, 2005
			                         (Date of inception)
			                              through
			                           July 31, 2005
			                          -----------------
Cash flows from operating activities:
------------------------------------
Net income (loss)                                    $  (5,152)

Adjustments to reconcile net loss to
net cash used by operating activities:

 Changes in operating assets and liabilities:
   Increase in accounts payable                          5,134
                                                     ---------
Net cash used by operating activities                      (18)

Cash flows from investing activities:
------------------------------------
Purchase of property and equipment                           -
                                                     ---------
Net cash used by investing activities                        -

Cash flows from financing activities:
------------------------------------
Proceeds from issuance of common stock                   9,000
Increase in related party loans                            500
                                                     ---------
Net cash provided by financing activities                9,500
				                     ---------
Net increase in cash                                     9,482

Cash, beginning of period                                    -
				                     ---------
Cash, end of period                                  $   9,482

Supplementary cash flow information:
------------------------------------
Cash payments for income taxes                       $      -
                                                     =========
Cash payments for interest                           $      -
                                                     =========

             See accompanying notes to financial statements.


                         NORTHTECH CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF STOCKHOLDERS' EQUITY
				(Audited)

                           Common Stock                            Total
                         ------------------ Paid-In Accumulated Stockholders'
                         Shares    Amount   Capital   Deficit     Equity
                         --------- -------- -------- ---------- ------------
Balance at May 23,
2005 (Inception)           -       $      - $      -  $        - $         -


Common Stock Issued
for Cash              4,500,000     4,500      4,500           -       9,000

Net loss                   -            -          -      (5,152)     (5,152)
                      ------------------------------------------------------

Balance,
July 31, 2005         4,500,000   $ 4,500   $  4,500  $   (5,152) $    3,848
                      ======================================================






















                    See accompanying notes to financial statements.

                           NORTHTECH CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business and history - NorthTech Corporation (the "Company") was incorporated on May 13, 2005 under the laws of the State of Nevada. The Company was formed to initially develop, expand and market two web-based database programs - one for small business and the second for community sports teams or groups. The Company currently has no patents on programs and no patents pending. The Company's operations have been limited to general administrative operations and is considered a development stage company in accordance with Statement of Financial Accounting Standards No. 7.

Management of Company - The company filed its articles of incorporation with the Nevada Secretary of State on May 13, 2005, indicating Cecelia Pineda as the incorporator.

The company filed its initial list of officers and directors with the Nevada Secretary of State on May 13, 2005, indicating it's President is Cecelia Pineda and it's Secretary and Treasurer is Cecelia Pineda and sole director.

Going concern - The Company incurred net losses of approximately $5,152 from the period of May 13, 2005 (Date of Inception) through July 31, 2005 and has not commenced its operations, rather, still in the development stages, raising substantial doubt about the Company's ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Year end - The Company's year end is December 31.

Use of estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.



                           NORTHTECH CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES,
(Cont.)
Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive. For the period from May 13, 2005 (Date of Inception) through July 31, 2005, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

Comprehensive income (loss) - The Company's bank is Banner Bank in Point Roberts, Washington, with funds in US dollars. There were no foreign currency translation gains and losses for the period ended July 31, 2005.

Foreign Currency Translation - The Company's functional currency is in US dollars as substantially all of the Company's operations are in USD. The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission ("SEC") and in accordance with the SFAS No. 52 - "Foreign Currency Translation".

Concentration of risk - A significant amount of the Company's assets and resources are dependent on the financial support (inclusive of free rent) of Cecelia Pineda should Cecelia Pineda determine to no longer finance the operations of the company, it may be unlikely for the company to continue.

Revenue recognition - The Company has no revenues to date from its operations. Once the revenue is generated, the company will recognize revenues as the orders are finalized and shipped.

Advertising costs - The Company recognizes advertising expenses in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. The Company has recorded no significant advertising costs for the period from May 13, 2005 through July 31, 2005.

Legal Procedures - The Company is not aware of, nor is it involved in any pending legal proceedings.

Treasury Stock - The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' equity at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

Stock-based compensation - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option.

                           NORTHTECH CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES,
Cont.

For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation for the period from May 13, 2005 through July 31, 2005:

                                                         2005
                                                         ----
Net loss, as reported                                  $(5,152)
Other comprehensive income                              (-----)
Add:  Stock-based employee compensation expense
      included in reported loss, net of related
      tax effects		                            --
Deduct: Total stock-based employee compensation
        expense determined under fair value based
        methods for all awards, net of related
        tax effects                                         --
                                                       -------
Pro forma net loss                                     $(5,152)
                                                       =======
Net loss per common share:
- -------------------------
Basic and fully diluted loss per share, as reported    $ (0.00)
                                                       =======
Basic and fully diluted loss per share, pro forma      $ (0.00)
                                                       =======

There were no stock options granted for the period ended July 31, 2005.
There are additionally no written or verbal agreements related to the sale of any stock, option or warrants of the Company's common stock.

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("FAS" 153, "Exchanges of Non-Monetary Assets", an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005.



                           NORTHTECH CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES,
Cont.

In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers - Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company' results of operations or financial position.

In November 2004, the FASB issued SFAS No.151, "Inventory Costs, an amendment of ARB No.43, Chapter 4". This statement is effective for fiscal years beginning after June 15, 2005, therefore it will become effective for the Company beginning October 1, 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company' results of operations or financial position.

2.  PROPERTY AND EQUIPMENT

As of July 31, 2005, the Company does not own any property and/or equipment.


                           NORTHTECH CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS


3.  STOCKHOLDER'S EQUITY

The Company has 75,000,000 shares authorized and 4,500,000 issued and outstanding as of July 31, 2005. The issued and outstanding shares were issued as follows:

4,500,000 common shares were issued to Cecelia Pineda on July 31, 2005 for the sum of $9,000 in cash.

There were no common stock purchase options or warrants outstanding as of July 31, 2005.

4.  LOAN FROM STOCKHOLDER

As of July 31, 2005, the Company' director made a loan of $500 to the Company. This loan does not bear an interest rate, nor is there a specific due date.

5.  RELATED PARTY TRANSACTIONS

The Company currently uses the home of Cecelia Pineda, an officer and director of the Company, on a rent-free basis for administrative purposes and in the future will use it for storage purposes as well. There is no written lease agreement or other material terms or arrangements relating to said arrangement.

As of July 31, 2005, there are no related party transactions between the Company and any officers, other than those mentioned above and in Note 3 - Stockholder's Equity and Note 4 - Loan From Stockholder.

6.  INCOME TAXES

The Company has incurred an accumulated deficit of approximately $5,152, which may be able to be used as a net operating loss and carried forward until 2025 and used to reduce taxable income of future years. The potential future tax benefits of this loss have not been recognized in these financial statements due to uncertainty of its realization.

Details of future income tax assets:

Future income tax assets:

             Accumulated deficit        $  5,152
             Valuation allowance          (5,152)
                                        --------
                                        $      -

7.  STOCK OPTIONS

As of July 31, 2005, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.



                           NORTHTECH CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS



8.  LITIGATION

As of July 31, 2005, the Company is not aware of any current or pending litigation which may affect the Company's operations.

9.  SUBSEQUENT EVENTS

There have been no subsequent events after the period, July 31, 2005, which are material to operations.
















































                        NORTHTECH CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
                          BALANCE SHEET


				                       (Unaudited)
				                         As of
				                    October 31, 2005
  		                                    In U.S. Dollars
                                                   ---------------

ASSETS
------
Current assets
--------------
  Cash                                                  $2,424
                                                        ------
Total current assets                                     2,424
                                                        ------
Total assets                                            $2,424
                                                        ======

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities
-------------------
  Accounts payable                                      $4,270
                                                        ------
Total current liabilities                                4,270
                                                        ------
Total liabilities                                        4,270

Stockholders' deficit
--------------------
Common stock; $.001 par value; 75,000,000 shares
authorized, 4,500,000 shares issued and outstanding      4,500

  Additional paid-in capital                             4,500
  Accumulated deficit                                  (10,846)
                                                        ------
Total stockholders' deficit                              (1,846)
                                                        ------

Total liabilities and stockholders' deficit              $2,424
                                                        ======

             See accompanying notes to financial statements.


                         NORTHTECH CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF OPERATIONS

			                                       (Unaudited)
			                                       Period from
			                     (Unaudited)       May 13, 2005
			                    Three Months   (Date of inception)
			                       ended              through
			                 October 31, 2005   October 31, 2005
			                 ----------------   -----------------
Revenue	                                   $        -          $       -

Operating expenses
------------------
  General and administrative                   5,694               5,152
			                    ---------           ---------
Total operating expenses                       5,694               5,152
			                    ---------           ---------
Loss from operations                          (5,694)             (5,152)

Other income (expenses):
-----------------------
  Other expense	                                    -                   -
  Interest expense                                 -                   -
                                           ---------           ---------
Total other income (expenses)                      -                   -
                                           ---------           ---------

Loss before provision for income taxes        (5,694)             (5,152)

Provision for income taxes                         -                   -
			                    ---------           ---------
Net income (loss)                          $  (5,694)          $  (5,152)
                                           =========           =========

Basic and diluted loss per common share    $   (0.00)          $   (0.00)
			                    =========           =========
Basic and diluted weighted average
common shares outstanding                  4,500,000           2,605,263
                                           =========           =========






             See accompanying notes to financial statements.








                         NORTHTECH CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF CASH FLOWS

                                                              (Unaudited)
			                                       Period from
			                     (Unaudited)       May 13, 2005
			                    Three Months   (Date of inception)
			                       ended              through
			                 October 31, 2005   October 31, 2005
			                 ----------------   -----------------
Cash flows from operating activities:
------------------------------------
Net income (loss)                           $  (5,694)         $  (5,152)

Adjustments to reconcile net loss to
net cash used by operating activities:

 Changes in operating assets and liabilities:
   Increase in accounts payable                  (864)             4,270
                                            ---------          ---------
Net cash used by operating activities          (6,558)            (6,576)

Cash flows from investing activities:
------------------------------------
Purchase of property and equipment                  -                  -
                                            ---------          ---------
Net cash used by investing activities               -                  -

Cash flows from financing activities:
------------------------------------
Proceeds from issuance of common stock              -              9,000
Increase in related party loans                  (500)                 -
                                            ---------          ---------
Net cash provided by financing activities        (500)             9,000
				              ---------          ---------
Net increase in cash                           (7,058)             2,424

Cash, beginning of period                       9,482                  -
				              --------           ---------
Cash, end of period                         $   2,424           $  2,424

Supplementary cash flow information:
------------------------------------
Cash payments for income taxes              $      -            $      -
                                            =========           ========
Cash payments for interest                  $      -            $      -
                                            =========           ========



             See accompanying notes to financial statements.


                         NORTHTECH CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF STOCKHOLDERS' DEFICIT
                         as of October 31, 2005
                             (Unaudited)

                           Common Stock                            Total
                         ------------------ Paid-In Accumulated Stockholders'
                         Shares    Amount   Capital   Deficit     Deficit
                         --------- -------- -------- ---------- ------------
Balance at May 13,
2005 (Inception)           -       $      - $      -  $        - $         -


Common Stock Issued
for Cash              4,500,000     4,500      4,500           -       9,000

Net loss                   -            -          -     (10,846)    (10,846)
                      ------------------------------------------------------

Balance,
October 31, 2005      4,500,000   $ 4,500   $  4,500  $  (10,846) $   (1,846)
                      ======================================================

























                    See accompanying notes to financial statements.

                           NORTHTECH CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business and history - NorthTech Corporation (the "Company") was incorporated on May 13, 2005 under the laws of the State of Nevada. The Company was formed to initially develop, expand and market two web-based database programs - one for small business and the second for community sports teams or groups. The Company currently has no patents on programs and no patents pending. The Company's operations have been limited to general administrative operations and is considered a development stage company in accordance with Statement of Financial Accounting Standards No. 7.

Management of Company - The company filed its articles of incorporation with the Nevada Secretary of State on May 13, 2005, indicating Cecelia Pineda as the incorporator.

The company filed its initial list of officers and directors with the Nevada Secretary of State on May 13, 2005, indicating it's President is Cecelia Pineda and it's Secretary and Treasurer is Cecelia Pineda and sole director.

Going concern - The Company incurred net losses of approximately $10,846 from the period of May 13, 2005 (Date of Inception) through October 31, 2005 and has not commenced its operations, rather, still in the development stages, raising substantial doubt about the Company's ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Year end - The Company's year end is December 31.

Use of estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.


                           NORTHTECH CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES,
(Cont.)
Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive. For the period from May 13, 2005 (Date of Inception) through July 31, 2005, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

Comprehensive income (loss) - The Company's bank is Banner Bank in Point Roberts, Washington, with funds in US dollars. There were no foreign currency translation gains and losses for the period ended October 31, 2005.

Foreign Currency Translation - The Company's functional currency is in US dollars as substantially all of the Company's operations are in USD. The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission ("SEC") and in accordance with the SFAS No. 52 - "Foreign Currency Translation".

Concentration of risk - A significant amount of the Company's assets and resources are dependent on the financial support (inclusive of free rent) of Cecelia Pineda should Cecelia Pineda determine to no longer finance the operations of the company, it may be unlikely for the company to continue.

Revenue recognition - The Company has no revenues to date from its operations. Once the revenue is generated, the company will recognize revenues as the orders are finalized and shipped.

Advertising costs - The Company recognizes advertising expenses in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. The Company has recorded no significant advertising costs for the period from May 13, 2005 through October 31, 2005.

Legal Procedures - The Company is not aware of, nor is it involved in any pending legal proceedings.

Treasury Stock - The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' equity at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

Stock-based compensation - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option.

                           NORTHTECH CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES,
Cont.

For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation for the period from May 13, 2005 through July 31, 2005:

                                                         2005
                                                         ----
Net loss, as reported                                  $(10,846)
Other comprehensive income                              (-----)
Add:  Stock-based employee compensation expense
      included in reported loss, net of related
      tax effects		                             --
Deduct: Total stock-based employee compensation
        expense determined under fair value based
        methods for all awards, net of related
        tax effects                                         --
                                                       -------
Pro forma net loss                                     $(10,846)
                                                       =======
Net loss per common share:
-------------------------
Basic and fully diluted loss per share, as reported    $ (0.00)
                                                       =======
Basic and fully diluted loss per share, pro forma      $ (0.00)
                                                       =======

There were no stock options granted for the period ended October 31, 2005. There are additionally no written or verbal agreements related to the sale of any stock, option or warrants of the Company's common stock.

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("FAS" 153, "Exchanges of Non-Monetary Assets", an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005.



                            NORTHTECH CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES,
Cont.

In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers - Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company' results of operations or financial position.

In November 2004, the FASB issued SFAS No.151, "Inventory Costs, an amendment of ARB No.43, Chapter 4". This statement is effective for fiscal years beginning after June 15, 2005, therefore it will become effective for the Company beginning October 1, 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company' results of operations or financial position.






                          NORTHTECH CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS


2.  PROPERTY AND EQUIPMENT

As of October 31, 2005, the Company does not own any property and/or equipment.

3.  STOCKHOLDER'S EQUITY

The Company has 75,000,000 shares authorized and 4,500,000 issued and outstanding as of October 31, 2005. The issued and outstanding shares were issued as follows:

4,500,000 common shares were issued to Cecelia Pineda on July 25, 2005 for the sum of $9,000 in cash.

There were no common stock purchase options or warrants outstanding as of October 31, 2005.

4.  RELATED PARTY TRANSACTIONS

The Company currently uses the home of Cecelia Pineda, an officer and director of the Company, on a rent-free basis for administrative purposes and in the future will use it for storage purposes as well. There is no written lease agreement or other material terms or arrangements relating to said arrangement.

As of October 31, 2005, there are no related party transactions between the Company and any officers, other than those mentioned above and in Note 3 - Stockholder's Equity and Note 4 - Loan From Stockholder.

5.  INCOME TAXES

The Company has incurred an accumulated deficit of approximately $10,846, which may be able to be used as a net operating loss and carried forward until 2025 and used to reduce taxable income of future years. The potential future tax benefits of this loss have not been recognized in these financial statements due to uncertainty of its realization.

Details of future income tax assets:

Future income tax assets:

             Non-capital tax loss       $ 3,688
             Valuation allowance         (3,688)
		                         --------
                                        $     -

6.  STOCK OPTIONS

As of October 31, 2005, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.





                           NORTHTECH CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

7.  LITIGATION

As of October 31, 2005, the Company is not aware of any current or pending litigation which may affect the Company's operations.

8.  SUBSEQUENT EVENTS

There have been no subsequent events after the period, October 31, 2005, which are material to operations.
















































             PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
             ================================================

Item 24 - Indemnification of Directors and Officers

Pursuant to certain provisions in our Articles of Incorporation and By-Laws we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Item 25 - Other Expenses of Issuance and Distribution

Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows:

          SEC Filing Fees            $     70
          Legal Fees                 $  3,000
          Accounting/Auditing        $  4,000
          Transfer Agent Fees        $  1,500
          Printing of Prospectus     $    300
  	    Misc./Contingency        $  1,130
                                     --------
TOTAL                                $ 10,000








Item 26 - Recent Sales of Unregistered Securities

Following is the issuance of securities without registration since inception. No issuance involved the use of an underwriter; no advertising or public solicitation were involved; the securities bear a restrictive legend and no commissions were paid in connection with the issuance of these securities.

On July 25, 2005, 4,500,000 shares were issued to Cecelia Pineda, our founder, President, Secretary, Treasurer, Chief Financial Officer and sole director, as founder's shares, in exchange for services rendered to date to registrant, which include: the original proprietary code from which the programs will be developed, the original company incorporation and office setup, the business plan, basic office supplies, a home office and computer and basic office equipment usage. The total value of these securities is $9,000, which is 4,500,000 shares at $.002 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. The securities bear a restrictive legend and were issued to a non-US resident.

Item 27 - Exhibits

Exhibit Index:
---------------
 The following exhibits marked with an asterisk and required to be filed as part of this Registration Statement can be found in their entirety in our original Form SB-2 registration statement on the SEC website at www.sec.gov under our File Number 333-128822 and are incorporated herein by this reference:

        Number         Description
        -------        ------------

   *     3.1           Articles of Incorporation
   *     3.2           Bylaws
   *     5             Opinion re: Legality
        23.1           Consent of Independent Auditors
   *    23.2           Consent of Counsel (Included in Exhibit 5)
   *    99.1           Proposed Form of Subscription Agreement
   *    99.2           Proposed Form of Warrant Agreement


Item 28 - Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) Reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) Include any additional or changed material information on the plan of distribution.

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if any, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by on or behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     (v) Insofar as indemnification by the undersigned small business issuer for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES
                               ==========

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of British Columbia, Country of Canada.

December 13, 2005             NorthTech Corporation, Registrant
                              /s/ Cecelia Pineda
                              By: Cecelia Pineda, President, CEO, Secretary,
                              Treasurer, CFO, Principal Accounting Officer
                              and sole Director







58